UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2004

                            MAVERICK TUBE CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

            Delaware                      1-10651                43-1455766
        (State or other            (Commission File Number)    (IRS Employer
   jurisdiction of incorporation)                            Identification No.)

16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri    63017
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:  (636) 733-1600

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 1 - Registrant's Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On October 18, 2004, Maverick Tube Corporation (the "Company") issued a press release announcing the retirement of its President and Chief Executive Officer, Gregg Eisenberg, effective October 15, 2004. Mr. Eisenberg has agreed to remain as Chairman of the Board in a non-executive capacity until December 31, 2004, and provide consulting services to the Company for the one-year period following his resignation as Chairman of the Board.

The Company has entered into an agreement with Mr. Eisenberg providing for, among other things, the continuation of Mr. Eisenberg's base salary, bonuses and benefits through December 31, 2004, and a consulting fee of $720,000, payable monthly during the one year consulting period of January 1, 2005 through December 31, 2005. In addition, during the one-year consulting period, the Company will pay Mr. Eisenberg $500,000 in exchange for Mr. Eisenberg's covenants against non-competition and non-solicitation that extend through December 31, 2006. Both the non-competition and non-solicitation period may be extended through December 31, 2007, for an additional payment of $250,000.

The text of the press release is attached hereto as Exhibit 99.1.


Section 2 - Financial Information

Item 2.02  Results of Operations and Financial Condition.

The Company announced on October 18, 2004, its third quarter 2004 results. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company will supply certain historical and financial information to certain analysts who cover the Company's common stock during its third quarter 2004 earnings conference call on Tuesday, October 19, 2004, at 10:00 a.m. CT. The financial information is attached hereto as Exhibit 99.2 and is incorporated herein by reference.


Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As discussed above, effective October 15, 2004, Mr. Eisenberg announced his retirement as President and Chief Executive Officer of the Company. The Company's Board of Directors has named C. Robert Bunch as its acting President and Chief Executive Officer effective October 15, 2004. In addition to his base salary and participation in the Company's bonus, compensation and benefit plans available to the Company's executive officers, Mr. Bunch was awarded 5,000 shares of restricted stock under the Company's 2004 Omnibus Stock Plan, of which all 5,000 shares are time based (with restrictions lapsing on December 31, 2005).

Mr. Bunch, 50, has been a director of the Company since 1991. He has been active in the oil service industry since 1981, when he joined Hughes Tool Company as a financial officer. Since that time, he has served as President of Tescorp, Inc., a manufacturer and distributor of oilfield production and exploration equipment; Executive Vice President and Chief Operating Officer of Oyo Geospace, Inc., an oilfield seismic equipment manufacturer; and most recently with Input/Output, Inc. (NYSE: IO), finishing his tenure there as President and Chief Operating Officer. Since leaving Input/Output in 2003, Mr. Bunch has been an investor in and a consultant to the oil service industry. He also serves as a director of Pioneer Drilling Company (ASE: PDC).


Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(c)      Exhibits

              No.              Description
              99.1             Text of press release dated October 18, 2004
              99.2             Certain historical financial information

The information in Item 2.02 of this Current Report on Form 8-K, including the exhibits hereto, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            MAVERICK TUBE CORPORATION

Date:  October 18, 2004      By: /s/ Pamela G. Boone
                                ------------------------------------------------
                                 Pamela G. Boone
                                 Vice President - Finance and Administration and Chief Financial Officer